Exhibit 99.1

ACCELRYS ANNOUNCES FIRST QUARTER ENDED MARCH 31, 2011

FINANCIAL RESULTS

San Diego, May 3, 2011 — Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the fiscal quarter ended March 31, 2011. GAAP revenue for the quarter ended March 31, 2011 increased $13.8 million to $34.6 million from $20.8 million for the same quarter of the previous year, or an increase of 67%. GAAP net loss was ($5.7) million or ($0.10) per diluted share, for the quarter ended March 31, 2011 compared to GAAP net loss of ($2.4) million, or ($0.09) per diluted share, for the same quarter of the previous year.

The GAAP results for the quarter ended March 31, 2011 were impacted by the business combination accounting associated with the Symyx Technologies, Inc. (“Symyx”) merger completed on July 1, 2010. Revenue, operating loss, and net loss for the quarter ended March 31, 2011 were affected by fair value adjustments to deferred revenue ($4.9 million). Operating loss was additionally affected by business consolidation and restructuring costs ($1.6 million) and purchased intangible asset amortization ($4.4 million). In addition to the aforementioned items, net loss was also impacted by additional purchased intangible asset amortization ($0.6 million) and fair value adjustments to deferred royalty income ($0.2 million).

Non-GAAP revenue for the quarter ended March 31, 2011 increased $18.7 million to $39.5 million from $20.8 million for the same quarter of the previous year, or an increase of 90%. Non-GAAP net income was $4.7 million, or $0.08 per diluted share, for the quarter ended March 31, 2011 compared to non-GAAP net loss of ($0.3) million, or ($0.01) per diluted share, for the same quarter of the previous year.

Max Carnecchia, President and CEO, stated: “From a financial standpoint, I am pleased that we continued to obtain the benefits of our merger with Symyx, as our non-GAAP profitability and rock-solid balance sheet demonstrate. From an operating standpoint, we continue to focus on optimizing our product portfolio. To that end, we are commencing the restructuring and streamlining of our Content product lines in order to better integrate them with our software business.”

Recent Business Highlights:

•

Announced the date of the annual North American User Group Meeting (“UGM”), being held from May 17-19, 2011 at the Hyatt Regency in Jersey City, N.J. In conjunction with the UGM, the Company will be hosting an analyst day.

•

Announced the restructuring of the former Symyx Content business, bringing it into alignment with the Company’s new strategic plan announced in March 2011. As part of this restructuring, several legacy Symyx content products will be retired, including all reaction databases, and the DiscoveryGate Classic platform. The group will continue to focus on the Accelrys sourcing databases, the Available Chemicals Directory and the Screening Compounds Directory, as well as the specialty bioactivity databases. These database products will be further integrated into the product portfolio, and will continue to be developed and supported as important components of the Accelrys Enterprise R&D Architecture.

•

Announced the Next Generation Sequencing (“NGS”) Collection for Pipeline Pilot, enabling genomics research groups to better comprehend and assess the massive, complex datasets encountered in today’s dynamic NGS research landscape. In addition, Accelrys signed a partnership agreement with Oxford Nanopore Technologies Ltd., pursuant to which, Accelrys and Oxford Nanopore will develop software to enable complex, real-time analyses of experimental data produced by the Oxford Nanopore single molecule analysis system.

•

Announced the QSAR Workbench packaged service offering which was developed in collaboration with pharmaceutical leader GlaxoSmithKline. This commercially available offering for Modeling and Simulation within the Accelrys Enterprise R&D Architecture cuts model development time from days to hours, supporting better, faster outcomes at reduced costs.

Calendar Year 2011 Outlook

For the year ending December 31, 2011, the Company expects non-GAAP revenue to be between $152 million and $156 million, and non-GAAP diluted earnings per share to be between $0.33 and $0.35 per diluted share on fully diluted weighted average shares outstanding of 56.5 million and using an effective tax rate of 40%.

Non-GAAP Financial Measures:

This press release describes financial measures for revenue, operating income (loss), net income (loss) and net income (loss) per diluted share that exclude deferred revenue fair value adjustments, stock-based compensation expense, purchased intangible assets amortization, business consolidation and restructuring costs, non-GAAP income tax adjustments and royalty income fair value adjustments. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.

Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

For additional information on the items excluded by the Company from its non-GAAP financial measures please refer to the Form 8-K regarding this release that was furnished today to the Securities and Exchange Commission.

The following table contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited, amounts in thousands, except per share amounts, including footnotes):

	Three Months Ended March 31,
	2011	2010
GAAP revenue	$34,600	$20,759
Deferred revenue fair value adjustment[1]	4,871	—

Non-GAAP revenue	$39,471	$20,759

GAAP Operating loss	$(7,487)	(2,547)
Deferred revenue fair value adjustment[1]	4,871	—
Business consolidation, transaction and restructuring costs[2]	1,645	706
Stock-based compensation expense[3]	1,280	1,017
Purchased intangible asset amortization[4]	4,431	41

Non-GAAP Operating income (loss)	$4,740	$(783)

GAAP Net loss	$(5,714)	$(2,374)
Deferred revenue fair value adjustment[1]	4,871	—
Business consolidation, transaction and restructuring costs[2]	1,645	706
Stock-based compensation expense[3]	1,280	1,017
Purchased intangible asset amortization[4]	5,022	41
Royalty income fair value adjustment[5]	203	—
Income tax (expense) benefit[6]	(2,619)	317

Non-GAAP Net income (loss)	$4,688	$(293)

GAAP Diluted net loss per share	$(0.10)	$(0.09)
Deferred revenue fair value adjustment[1]	0.09	—
Business consolidation, transaction and restructuring costs[2]	0.03	0.03
Stock-based compensation expense[3]	0.02	0.04
Purchased intangible asset amortization[4]	0.09	—
Royalty income fair value adjustment[5]	—	—
Income tax (expense) benefit[6]	(0.05)	0.01

Non-GAAP Diluted net income (loss) per share	$0.08	$(0.01)

Weighted average shares used to compute net income (loss) per share
Basic	55,525	27,698
Diluted	56,488	27,698

[1]

Deferred revenue fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down the acquired historical deferred revenue to fair value as required by purchase accounting guidance.

[2]

Business consolidation, transaction and restructuring costs are included in the business consolidation, transaction and restructuring costs line in our condensed consolidated statements of operations and consist of accounting, legal and other fees incurred in connection with our merger with Symyx, as well as costs incurred to integrate Symyx, including consultant and employee related costs incurred during integration and transition periods. Also included are lease obligation exit costs, facility closure costs and severance and other related costs incurred in connection with the various restructuring activities commenced by the Company.

[3]	Stock-based compensation expense is included in our condensed consolidated statements of operations as follows:

	Three Months Ended March 31,
	2011	2010
Cost of revenue	$84	$78
Product development	233	225
Sales and marketing	420	288
General and administrative	586	426
Business consolidation, transaction and restructuring costs	(43)	—

Total stock-based compensation expense	$1,280	$1,017

[4]	Purchased intangible asset amortization is included in our condensed consolidated statements of operations as follows:

	Three Months Ended March 31,
	2011	2010
Amortization of completed technology	$2,037	$41
Purchased intangible asset amortization	2,394	—
Royalty and other income, net	591	—

Total purchased intangible amortization expense	$5,022	$41

[5]	Royalty income fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down deferred royalty income to fair value as required in purchase accounting.
[6]

Income tax adjustments relate to adjusting our non-GAAP operating results to reflect an effective tax rate of 40% that would be applied if the Company was in a taxable income position and was not able to utilize its net operating loss carryforwards. The income tax adjustment also excludes any impact of a release of our valuation allowance against deferred tax assets. We have restated prior year amounts to include this income tax adjustment to conform to current period presentation.

Conference Call Details:

At 5:00 p.m. ET, May 3, 2011, Accelrys will conduct a conference call to discuss its financial results. To participate, please dial (866) 393-7459 (+ (706) 643-4624 outside the United States) and enter the access code, 62672321, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.

A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing (800) 642-1687 (+1 (706) 645-9291 outside the United States) and entering access code, 62672321, beginning 6:00 p.m. ET on May 3, 2011 through 11:59 p.m. ET on June 3, 2011.

About Accelrys:

Accelrys (NASDAQ:ACCL), a leading scientific enterprise R&D software and services company, supports industries and organizations that rely on scientific innovation to differentiate themselves. Accelrys’ Enterprise Research & Development Architecture, built on the industry-leading Pipeline Pilot™ platform, provides a broad, flexible scientific solution optimized to integrate the diversity of science, experimental processes and information requirements across the research, development, process scale-up and early manufacturing phases of product development. By incorporating capabilities in applications for modeling and simulation, enterprise lab management, workflow definition and capture, data management and informatics, Accelrys enables scientific innovators to access, organize, analyze and share data in unprecedented ways, ultimately enhancing innovation, improving productivity and compliance, reducing costs and speeding time from lab to market.

Headquartered in San Diego, Calif., Accelrys has more than 1,300 customers in the pharmaceutical, biotechnology, energy, chemicals, aerospace, consumer packaged goods and industrial products industries and employs approximately 150 full-time Ph.D. scientists. For more information about Accelrys, visit www.accelrys.com.

Forward-Looking Statements:

Statements contained in this press release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s expected non-GAAP revenue and diluted earnings per share for the year ending December 31, 2011 and statements relating to the Company’s long-term prospects and execution of its strategic plans, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not achieve its expected non-GAAP revenue or diluted earnings per share for the year ending December 31, 2011 and/or that the Company will not successfully execute its strategic plans, in each case due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company’s products. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Transition Report on Form 10-KT for the nine month transition period ended December 31, 2010, quarterly reports on Form 10-Q and current reports on Form 8-K. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:

Accelrys, Inc.

Michael A. Piraino

Executive Vice President &

Chief Financial Officer

858-799-5200

Investor Relations

MKR Group

Charles Messman or Todd Kehrli

323-468-2300

accl@mkr-group.com

ACCELRYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
License and subscription revenue	$19,480	$15,905
Maintenance on perpetual licenses	7,814	2,660
Content	4,048	—
Professional services and other	3,258	2,194

Total revenue:	34,600	20,759
Cost of revenue:
Cost of revenue	9,649	3,612
Amortization of completed technology	2,037	41

Total cost of revenue	11,686	3,653

Gross profit	22,914	17,106

Operating expenses:
Product development	8,535	4,412
Sales and marketing	13,489	11,704
General and administrative	4,381	2,831
Business consolidation, transaction and restructuring costs	1,602	706
Purchased intangible asset amortization	2,394	—

Total operating expenses	30,401	19,653

Operating loss	(7,487)	(2,547)
Royalty and other income, net	2,280	294

Loss before taxes	(5,207)	(2,253)
Income tax expense	507	121

Net loss	$(5,714)	$(2,374)

Basic and diluted net loss per share	$(0.10)	$(0.09)

Weighted average shares used to compute basic and diluted net loss per share	55,525	27,698

ACCELRYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	December 31, 2010
	(unaudited)	(audited)
Assets
Cash, cash equivalents, and marketable securities[1]	$151,656	$141,052
Trade receivables, net	36,117	29,489
Long-term investments	19,333	18,510
Other assets, net[2]	166,985	174,231

Total assets	$374,091	$363,282

Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	31,171	36,846
Total deferred revenue[3]	92,156	67,459
Noncurrent liabilities, excluding deferred revenue[4]	10,164	11,331
Total stockholders’ equity	240,600	247,646

Total liabilities and stockholders’ equity	$374,091	$363,282

[1]

Cash, cash equivalents, and marketable securities consist of the following line items in our consolidated balance sheet: Cash and cash equivalents; Marketable securities; Marketable securities, net of current portion; and Restricted cash

[2]

Other assets, net, consists of the following line items in our consolidated balance sheet: Prepaid expenses, deferred tax assets and other current assets; Property and equipment, net; Goodwill; Purchased intangible assets, net; and Other assets.

[3]	Total deferred revenue consists of the following line items in our consolidated balance sheet: Current portion of deferred revenue; and Deferred revenue, net of current portion
[4]

Noncurrent liabilities, excluding deferred revenue consists of the following line items in our consolidated balance sheet: Accrued income tax; Accrued restructuring charges, net of current portion; and Lease-related liabilities, net of current portion